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                                                                   EXHIBIT 10(b)

[LOGO]                          INTERTAN, INC.

                        [LETTERHEAD OF INTERTAN, INC.]

February 19, 2001

Mr. James G. Gingerich
3300 Highway # 7
Suite 904
Concord, ON
L4K 4M3

Dear Jim:

 Re: Clarification and Amendment to Feb 15, 2000 Amendment to Letter Agreement

     Your employment letter dated March 1, 1995 was amended by a letter agreement dated February 15, 2000 (the "Amending Letter Agreement"). By way of clarification to paragraph 2 of the Amending Letter Agreement, we wish to confirm that the term "change of control" used therein will be deemed to have occurred if any of the events described in Sections 8.5 (a), (b) or (c) of InterTAN, Inc.'s Deferred Compensation Plan, as amended, takes place.

     Additionally, paragraph 2 of the Amending Letter Agreement is hereby amended so that the aggregate amount of any severance benefits to which you may become entitled pursuant to the Amending Letter Agreement in the event a "change of control" takes place shall now be payable in a single lump sum payment rather than in equal installments over a eighteen (18) month period.

                                                         Sincerely,
                                                         InterTAN, Inc.

                                                         /s/ Brian E. Levy

                                                         By: Brian E. Levy
                                                             President and Chief
                                                             Executive Officer
Acknowledged and Agreed
this 20th day of February, 2001.

/s/ James G. Gingerich
-----------------------------
James G. Gingerich